UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

308 - 1228 Marinaside Cr.,
Vancouver, B.C., Canada	V6Z 2W4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-4407

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02. DEPARTURE OF DIRECTOR OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On July 18, 2014, Sterling Group Ventures, Inc. ("the Company") received and accepted the resignation of Mr. Raoul Tsakok from its Board of Directors. There were no special circumstances surrounding Mr. Raoul Tsakok's departure.

On July 18, 2014, the Company's Board of Directors held a special meeting at which they appointed Mr. Christopher Tsakok to the Board of Directors and as Chief Executive Officer and Chairman of the Board of Directors of the Company. No special arrangements have been made surrounding the appointment of Mr. Christopher Tsakok who will serve until the next Annual General Meeting.

Mr. Christopher Tsakok has been in the investment business for the past 10 years. He is President and CEO of Richco Investors, Inc., a company whose principal business is to provide financial, management and other administrative services to early development stage business. He holds a Bachelor of Commerce (B.Comm.), an MBA degree, and is a Chartered Financial Analyst (CFA).

The Company currently has four directors: Mr. Richard Shao, Mr. Robert Smiley, Mr. Gerald Runolfson , and Mr. Christopher Tsakok.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release "STERLING DIRECTOR RETIRES FROM COMPANY" dated July 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Richard Shao
Richard Shao
President & CFO

July 21, 2014